Exhibit 5.1

[PATTON BOGGS LETTERHEAD]

November 24, 2010

Board of Directors
Hyperdynamics Corporation
12012 Wickchester Lane, Suite 475
Houston, Texas 77079

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as legal counsel to Hyperdynamics Corporation (the “Company”) in connection with the offer and sale in a private placement transaction of 15,000,000 shares of common stock, $0.001 par value (“Common Stock”), of the Company (the “Shares”), pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”), dated as of November 3, 2010, among the Company and the investors identified therein (the “Investors”). The Company has filed a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “Commission”) on November 24, 2010 covering the resale of the Shares (the “Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement, (ii) a specimen certificate representing the Common Stock, (iii) the Certificate of Incorporation, as amended, of the Company, as currently in effect, (iv) the Bylaws, as amended, of the Company, as currently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company with respect to the Purchase Agreement and the issuance of the Shares.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Board of Directors
Hyperdynamics Corporation
Novembe 24, 2010

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, (vi) the factual accuracy of the representations and warranties of the Company and its subsidiaries set forth in the Purchase Agreement, (vii) that the Purchase Agreement has been duly and validly executed and delivered by, and constitutes the legal, valid, binding and enforceable agreement of, each of the Investors, (viii) the absence of any evidence extrinsic to the provisions of the Purchase Agreement that the parties intended a meaning contrary to that expressed by those provisions, and (ix) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein.  We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

The following opinion is limited in all respects to matters of the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ PATTON BOGGS LLP

PATTON BOGGS LLP